Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (Secured) of T-Mobile US, Inc. of our report dated February 11, 2022, relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in T-Mobile US, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021.  We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
April 22, 2022